Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Announces Earnings for the three months and year ended December 31, 2024 and Declares Quarterly Dividend

Morrisville, VT January 15, 2025 - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three months and year ended December 31, 2024 and declared a regular quarterly cash dividend. Consolidated net income for the three months ended December 31, 2024 was $3.00 million, or $0.67 per share, compared to $3.05 million, or $0.68 per share, for the same period in 2023, and $8.8 million, or $1.94 per share, for the year ended December 31, 2024, compared to $11.3 million, or $2.50 per share for the same period in 2023. The decrease in earnings for the comparison periods was impacted by the previously announced strategic balance sheet repositioning executed during the third quarter. The Company's wholly-owned subsidiary, Union Bank, executed the sale of $38.8 million in book value of its lower-yielding available-for-sale debt securities for a pre-tax realized loss of $1.3 million, which was recorded in the third quarter of 2024.

Balance Sheet

Total assets were $1.53 billion as of December 31, 2024 compared to $1.47 billion as of December 31, 2023, an increase of $59.5 million, or 4.0%. Loan demand was robust in 2024 resulting in an increase of $130.0 million, or 12.6%, to reach $1.16 billion as of December 31, 2024 including $5.2 million in loans held for sale, compared to $1.03 billion as of December 31, 2023, with $3.1 million in loans held for sale. Asset quality remains strong with minimal past due loans and net recoveries of $7 thousand and $22 thousand for the three months and year ended December 31, 2024, respectively.

In addition to the balance sheet growth in loans, qualifying residential loans of $113.5 million were sold during 2024 compared to sales of $75.6 million in 2023.

Total deposits were $1.17 billion as of December 31, 2024 compared to deposits of $1.31 billion as of December 31, 2023 that include $153.0 million of purchased brokered deposits. There were no purchased deposits as of December 31, 2024. Federal Home Loan Bank advances of $259.7 million were outstanding as of December 31, 2024 compared to $55.7 million outstanding as of December 31, 2023. There were also $10.0 million in advances from the Federal Reserve's Bank Term Funding Program outstanding as of December 31, 2023.

The Company had total equity capital of $66.5 million and a book value per share of $14.65 as of December 31, 2024 compared to $65.8 million and a book value of $14.56 per share as of December 31, 2023. Total equity capital is reduced by accumulated other comprehensive loss as it relates to the fair market value adjustment for investment securities. Accumulated other comprehensive loss as of December 31, 2024 was $34.0 million compared to $32.0 million as of December 31, 2023.

Income Statement

Consolidated net income was $3.0 million for the fourth quarter of 2024 compared to $3.0 million for the fourth quarter of 2023, a decrease of $48 thousand, or 1.6%. Although net income for the fourth quarters of 2024 and 2023 is comparable, there were changes between comparison periods in the income statement components. Increases of $1.3 million in net interest income and $117 thousand in noninterest income along with a decrease in income tax expense of $163 thousand were more than offset by increases of $685 thousand in credit loss expense and $984 thousand in noninterest expenses.

Consolidated net income was $8.8 million for the year ended December 31, 2024 compared to $11.3 million for the year ended December 31, 2023, a decrease of $2.5 million, or 22.2%. As mentioned above, earning for 2024 were reduced by a pre-tax loss of $1.3 million on the sale of bonds to strategically reposition the balance sheet to improve earnings in future periods. Interest income was $68.0 million for the year ended December 31, 2024 compared to $57.1 million for the year ended December 31, 2023, an increase of 10.8 million, or 19.0%. The increase is attributable to a larger earning asset base and higher interest rates on those assets. Interest expense increased $10.3 million, or 53.6%, to $29.6 million for the year ended December 31, 2024 compared to $19.3 million for the year ended December 31, 2023. The increase is due to the utilization of higher cost wholesale funding and customers seeking to maximize earnings on their deposits. These changes resulted in improvement in net interest income of $521 thousand, or 1.4% for the comparison periods.

Credit loss expense of $930 thousand was recorded for the year ended December 31, 2024 compared to a benefit of $499 thousand recorded for the year ended December 31, 2023. The increase in expense was to support loan growth during 2024 and was not due to a deterioration in credit quality. Management continues to assess the adequacy of the Allowance for Credit Losses quarterly.

Noninterest income, excluding the loss on the bond sale, was $11.0 million for the year ended December 31, 2024 compared to $9.9 million for the same period in 2023. Sales of qualifying residential loans to the secondary market in 2024 resulted in net gains of $1.7 million, compared $1.2 million in 2023. Noninterest expenses increased $2.7 million, or 7.5%, to $38.0 million for the year ended December 31, 2024 compared to $35.4 million for the same period in 2023. The increase during the comparison period was due to increases of $1.4 million in salaries and wages, $350 thousand in employee benefits, $160 thousand in occupancy expenses, $270 thousand in equipment expenses, and $447 thousand in other expenses.

Income tax expense was $369 thousand for the year ended December 31, 2024 a decrease of $1.3 million compared to income tax expense of $1.6 million for the year ended December 31, 2023. The decrease is attributable to the income tax benefit resulting from the $1.3 million loss on the bond sale and increase in tax credits from Union's investments in low income housing limited partnerships.

Dividend Declared

The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable February 6, 2025 to shareholders of record as of January 25, 2025.

About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, wealth management services throughout northern Vermont and New Hampshire. Union Bank operates 18 banking offices, three loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. All of these efforts have resulted in Union receiving and "Outstanding" rating for its compliance with the Community Reinvestment Act ("CRA") in its most recent examination. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.